Exhibit 99.1

Thursday, October 16, 2025 FOR IMMEDIATE RELEASE
WaFd Announces Fourth Quarter and Fiscal 2025 Results
Fiscal Year Highlights

$226 Million	$2.63	0.84%	9.20%
Net Income	Diluted Earnings per Common Share	Return on Average Assets	Return on Tangible Common Equity (1)
Fourth Quarter Highlights

$61 Million	$0.72	0.91%	9.99%
Net Income	Diluted Earnings per Common Share	Return on Average Assets	Return on Tangible Common Equity (1)

We finished Fiscal 2025 trending in the right direction with an improving margin, a significant increase in loan originations and an improving deposit mix. The margin increased to 2.71% from 2.69% in the 3rd quarter and 2.62% in the same quarter one year ago, driven by decreasing cost of deposits and borrowings. Importantly, we experienced a 103% increase in new loan originations over the 3rd quarter, signaling that our clients are now starting to come off of the sidelines. Our loan pipeline has now been building in each of the last three quarters, a promising sign for growth over the next year. It would be hard to overstate the magnitude of the shift in our business model undertaken in 2025, moving from mortgage lending to providing solutions for businesses. While this is a long-term shift we are very pleased with the early results, specifically the changing mix of our deposits with checking accounts going from 33% of deposits up to 35% of deposits over the year. We are convinced that focusing on businesses will increase the relevancy of our branches and improve long-term shareholder returns."

Brent Beardall President and CEO of WaFd Bank

Net Interest Income and NIM	■$169.9 million net interest income for the quarter compared to $168.0 million in Q3. ■Net interest margin at 2.71% for the quarter compared to 2.69% for Q3.	Credit Quality	■Non-performing assets up $46 million at 0.54% of total assets compared to 0.36% as of June 2025. ■Delinquencies up $69 million to 0.60% of total loans compared to 0.26% as of June 2025.

Non-Interest Income and Expense
■Non-interest income flat and non-interest expense up $2.7 million compared to Q3 due to strategic investments in staff and subsidiaries.
■Efficiency ratio increased to 56.82% compared to 56.01% in the prior quarter as a result.
Shareholder Returns and Stock Activity
■On September 5, 2025, the Company paid a cash dividend of $0.27 per share, 170th consecutive quarterly dividend paid.
■969,653 shares were repurchased during the quarter at a weighted average price of $29.74 per share.

(1)Metric is a non-GAAP Financial Measure. See page 9 for additional information on our use of non-GAAP Financial Measures.

Quarterly Earnings Release Q4 2025	1

WaFd Inc. Announces Annual and Fourth Quarter Results
The following table provides the Company's financial scorecard for the last five quarters:

	As of
(In thousands, except share and ratio data)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
BALANCE SHEET
Cash	$657,310	$809,252	$1,231,461	$1,507,735	$2,381,102
Loans receivable, net	20,088,618	20,277,164	20,920,001	21,060,501	20,916,354
Allowance for credit losses ("ACL")	221,220	219,268	222,709	225,022	225,253
Available-for-sale securities, at fair value	3,533,201	3,387,497	3,142,763	2,743,731	2,572,709
Held-to-maturity securities, at amortized cost	645,802	512,854	526,502	537,348	436,972
Total investments	4,179,003	3,900,351	3,669,265	3,281,079	3,009,681
Total assets	26,699,699	26,731,915	27,644,637	27,684,454	28,060,330
Transaction deposits	12,306,532	11,969,124	11,853,984	11,853,859	11,817,185
Time deposits	9,131,104	9,417,447	9,573,442	9,584,918	9,556,785
Total deposits	21,437,636	21,386,571	21,427,426	21,438,777	21,373,970
Borrowings, senior debt and junior subordinated debentures	1,817,249	1,991,087	2,814,938	2,914,627	3,318,307
Total shareholders' equity	3,039,575	3,014,325	3,032,620	3,021,636	3,000,300
Loans to customer deposits[2]	93.71%	94.81%	97.63%	98.24%	97.86%

PROFITABILITY
Net income	$60,597	$61,952	$56,252	$47,267	$61,140
Net income to common shareholders	56,941	58,296	52,596	43,611	57,484
Earnings per common share	0.73	0.73	0.65	0.54	0.71
Return on tangible common equity[1]	9.99%	10.20%	9.18%	7.69%	10.24%
Return on tangible assets[1]	0.93%	0.94%	0.84%	0.70%	0.89%
Net interest margin	2.71%	2.69%	2.55%	2.39%	2.62%
Efficiency ratio	56.82%	56.01%	58.31%	65.04%	57.21%

FINANCIAL HIGHLIGHTS
Common shareholders' equity per share	$35.04	$34.30	$33.84	$33.45	$33.25
Tangible common shareholders' equity per share[1]	29.38	28.69	28.31	27.93	27.73
Shareholders' equity to total assets	11.38%	11.28%	10.97%	10.91%	10.69%
Tangible shareholders' equity to tangible assets[1]	9.89%	9.78%	9.51%	9.45%	9.24%
Common shares outstanding	78,186,520	79,130,276	80,758,674	81,373,760	81,220,269
Preferred shares outstanding	300,000	300,000	300,000	300,000	300,000

CREDIT QUALITY[2]
ACL to gross loans	1.04%	1.03%	1.01%	1.00%	1.01%
Non-accrual loans to net loans	0.64%	0.41%	0.29%	0.34%	0.33%
Delinquencies to net loans	0.60%	0.26%	0.27%	0.30%	0.25%
Non-performing assets to total assets	0.54%	0.36%	0.26%	0.29%	0.28%
Total criticized loans to net loans	4.39%	4.07%	3.32%	2.54%	2.41%
Total adversely classified loans to net loans	3.16%	3.54%	2.53%	1.97%	2.04%
(1)Metric is a non-GAAP Financial Measure. See page 9 for additional information on our use of non-GAAP Financial Measures.
(2)Metrics include only loans held for investment. Loans held for sale are not included.

Quarterly Earnings Release Q4 2025	2

WaFd Inc. Announces Annual and Fourth Quarter Results

SEATTLE, WASHINGTON – WaFd, Inc. (Nasdaq: WAFD) (the "Company"), parent company of WaFd Bank (the "Bank"), today announced quarterly earnings of $60,597,000, a decrease of 2% compared to the quarter ended June 30, 2025. After the effect of dividends on preferred stock, net income available for common shareholders was $0.72 per diluted share for the quarter ended September 30, 2025 compared to $0.73 the prior quarter.
Annual earnings were $226,068,000 for fiscal year ended September 30, 2025, an increase of 13% from net earnings of $200,041,000 for the year ended September 30, 2024. After the effect of dividends on preferred stock, net income available for common shareholders was $2.63 per diluted share for the year ended September 30, 2025, compared to $2.50 per diluted share for the year ended September 30, 2024, a $0.13 or 5.20% increase in fully diluted earnings per common share. Fiscal year 2024 results include the effects of the acquisition of Luther Burbank Corporation.
Balance Sheet Total assets decreased to $26.7 billion as of September 30, 2025, compared to $28.1 billion at September 30, 2024, primarily due to a reduction in loans receivable and cash used to reduce borrowings and purchase investments during the year. Net loans decreased $0.8 billion to $20.1 billion and cash decreased $1.7 billion, or 72.4%. Investment securities increased by $1.2 billion, or 38.9% in the year ended September 30, 2025.
Customer deposits totaled $21.4 billion as of September 30, 2025, largely unchanged from September 30, 2024. Transaction accounts increased by $0.5 billion or 4.1% during the period, while time deposits decreased $0.4 billion or 4.5%. As of September 30, 2025, 57.4% of the Company’s deposits were transaction accounts, a slight increase from 55.3% at September 30, 2024. Core deposits, defined as all transaction accounts and time deposits less than $250,000, totaled 77.9% of deposits at September 30, 2025, up from 75.1% on September 30, 2024. Deposits that are uninsured or not collateralized were 24.7% of total deposits as of September 30, 2025, a small increase from 23.8% as of September 30, 2024.
Borrowings totaled $1.8 billion as of September 30, 2025, down from $3.3 billion at September 30, 2024. The effective weighted average interest rate of borrowings was 2.5% as of September 30, 2025, compared to 3.9% at September 30, 2024.
Loan originations totaled $4.0 billion for fiscal year 2025, compared to $3.6 billion of originations in fiscal year 2024. Offsetting loan originations in each year were loan repayments of $5.1 billion and $4.3 billion, respectively. Commercial loans represented 83% of all loan originations during fiscal 2025 and consumer loans accounted for the remaining 17%. The period end interest yield on the loan portfolio was 5.38% as of September 30, 2025, a decrease from 5.62% as of September 30, 2024.
Tangible common equity per share is a key metric for our management team. For the year ended September 30, 2025, tangible book value per share grew from $27.73 as of September 30, 2024 to $29.38 at September 30, 2025. This metric is a non-GAAP Financial Measure. See page 9 for additional information on our use of non-GAAP Financial Measures. During the year, the Company repurchased 3,447,771 shares of common stock at a weighted average price of $29.56. Our share repurchase plan currently has an authorization of 8,162,654 shares, which provides what we believe is a compelling investment alternative.
Credit Quality Credit quality continues to be closely monitored with the shifting economic and monetary environment. As of September 30, 2025, non-performing assets increased to $143 million, or 0.54% of total assets, from $97 million, or 0.36%, at June 30, 2025 and from $77 million, or 0.28%, at September 30, 2024. The change is due to non-accrual loans increasing by $46 million, or 47.20%, since June 30 2025 and by $59 million, or 84.97%, since September 30, 2024. REO also increased during the year as a result of the Company's continued branch optimization plan. Delinquent loans were 0.60% of total loans at September 30, 2025, compared to 0.26% at June 30, 2025 and 0.25% at September 30, 2024. The Q4 increase in non-performing assets is the result of one commercial real estate loan over 90 days past due. Although appropriately non-accrual based on policy, it was determined no charge-off was needed for this credit. Management is actively collaborating with the borrower and recent developments indicate positive momentum.
The allowance for credit losses (including the reserve for unfunded commitments) totaled $221 million as of September 30, 2025, and was 1.04% of gross loans outstanding, as compared to 1.03% or 1.01% of gross loans outstanding as of June 30, 2025 and September 30, 2024, respectively. Net charge-offs were $1.0 million for the quarter ended September 30, 2025 compared to $5.4 million the prior quarter. Net charge-offs were $11.8 million for fiscal year 2025, compared to $1.4 million for fiscal 2024.
Profitability Net interest income was $169.9 million for the fourth fiscal quarter of 2025, an increase of $1.9 million or 1.1% from the prior quarter. The increase was the net effect of the reduction in interest paid on liabilities outpacing the reduction in interest earned on assets by 3 basis points. Net interest margin was 2.71% in the fourth fiscal quarter 2025 compared to 2.69% for the quarter ended June 30, 2025.

Quarterly Earnings Release Q4 2025	3

WaFd Inc. Announces Annual and Fourth Quarter Results
Total non-interest income was flat at $18.4 million for the fourth fiscal quarter of 2025 compared to $18.3 million the prior quarter.
Total non-interest expense was $107.0 million for the fourth fiscal quarter of 2025, an increase of $2.7 million, or 2.6%, from the prior quarter resulting from strategic investments in our people and technologies. This drove increases in Compensation and Information Technology expenses which resulted in a small increase in the Company’s efficiency ratio in the fourth fiscal quarter of 2025 to 56.82%, compared to 56.01% in the prior quarter.
The Company recorded a $3.0 million provision for credit losses for the quarter ended September 30, 2025 compared to a provision of $2.0 million the prior quarter. The provision for loan losses for the fourth fiscal quarter of 2025 was the net result of mixed credit metrics, including the increasing trends in negative migration of delinquent and nonperforming loans during the quarter.
Return on common shareholders' equity for the quarter ended September 30, 2025 was 8.36% compared to 8.54% for the quarter ended June 30, 2025. Return on assets for the quarter ended September 30, 2025 was 0.91% compared to 0.92% for the previous quarter.
Income tax expense totaled $17.0 million for the fourth fiscal quarter of 2025, as compared to $17.8 million for the prior quarter. The effective tax rate for the quarter ended September 30, 2025 was 21.93% compared to 22.33% for the quarter ended June 30, 2025. The Company’s effective tax rate may vary from the statutory rate mainly due to state taxes, tax-exempt income and tax-credit investments.
WaFd Bank is headquartered in Seattle, Washington, and has 208 branches in nine western states. To find out more about WaFd Bank, please visit our website www.wafdbank.com. The Company will host a conference call for investors and analysts at 7:00am PDT on Friday October 17, 2025. Participants may register for the call from a link on the Company's investor relations site (https://www.wafdbank.com/about-us/investor-relations) or through a direct link (https://register-conf.media-server.com/register/BIce57cc298b024b9b9446805d5613f404). The Company uses its website to distribute financial and other material information about the Company.
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Quarterly Earnings Release Q4 2025	4

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)

	September 30, 2025	September 30, 2024
	(In thousands, except share and ratio data)
ASSETS
Cash and cash equivalents	$657,310	$2,381,102
Available-for-sale securities, at fair value	3,533,201	2,572,709
Held-to-maturity securities, at amortized cost	645,802	436,972
Loans receivable, net of allowance for loan losses of $199,720 and $203,753	20,088,618	20,916,354
Interest receivable	98,589	102,827
Premises and equipment, net	261,271	247,901
Real estate owned	11,084	4,567
FHLB stock	88,068	95,617
Bank owned life insurance	275,159	267,633
Intangible assets, including goodwill of $414,722 and $411,360	442,093	448,425
Federal and state income tax assets, net	112,784	119,248
Other assets	485,720	466,975
	$26,699,699	$28,060,330
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Transaction deposits	$12,306,532	$11,817,185
Time deposits	9,131,104	9,556,785
Total customer deposits	21,437,636	21,373,970
Borrowings	1,765,604	3,267,589
Junior subordinated debentures	51,645	50,718
Advance payments by borrowers for taxes and insurance	59,845	61,330
Accrued expenses and other liabilities	345,394	306,423
	23,660,124	25,060,030
Shareholders’ equity
Preferred stock, $1.00 par value, 5,000,000 shares authorized; 300,000 and 300,000 shares issued; 300,000 and 300,000 shares outstanding	300,000	300,000
Common stock, $1.00 par value, 300,000,000 shares authorized; 154,408,001 and 154,007,429 shares issued; 78,186,520 and 81,220,269 shares outstanding	154,408	154,007
Additional paid-in capital	2,163,276	2,150,675
Accumulated other comprehensive income (loss), net of taxes	56,950	55,851
Treasury stock, at cost; 76,221,481 and 72,787,160 shares	(1,740,761)	(1,639,131)
Retained earnings	2,105,702	1,978,898
	3,039,575	3,000,300
	$26,699,699	$28,060,330

Yield and margin as of period end
Loans receivable[1]	5.38%	5.62%
Mortgage-backed securities	4.44	4.00
Combined cash, investments and FHLB stock	4.96	5.10
Interest-earning assets	5.23	5.44
Interest-bearing customer accounts	2.95	3.50
Borrowings[1]	2.50	3.93
Interest-bearing liabilities	2.91	3.56
Net interest spread	2.32	1.88
Net interest margin	2.82	2.44
1Accretion and amortization assumed to be same as prior quarter. Also includes the impact of derivatives.

Quarterly Earnings Release Q4 2025	5

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30, 2025		Twelve Months Ended September 30, 2025
	2025	2024	2025	2024
	(In thousands, except share and ratio data)
INTEREST INCOME
Loans receivable	$271,787	$308,598	$1,119,937	$1,165,849
Mortgage-backed securities	32,953	18,088	103,071	59,782
Investment securities and cash equivalents	21,794	47,411	116,441	146,079
	326,534	374,097	1,339,449	1,371,710
INTEREST EXPENSE
Customer accounts	143,874	165,240	604,707	532,434
Borrowings, senior debt and junior subordinated debentures	12,754	36,045	80,507	178,444
	156,628	201,285	685,214	710,878
Net interest income	169,906	172,812	654,235	660,832
Provision (release) for credit losses	3,000	—	7,750	17,500
Net interest income after provision (release)	166,906	172,812	646,485	643,332
NON-INTEREST INCOME
Gain on sale of investment securities	—	91	20	342
Gain on termination of hedging derivatives	32	72	158	241
Loan fee income	2,081	757	6,888	2,745
Deposit fee income	7,959	7,047	29,650	27,507
Other income	8,319	7,911	34,531	29,857
Total non-interest income	18,391	15,878	71,247	60,692
NON-INTEREST EXPENSE
Compensation and benefits	56,028	53,983	222,146	234,148
Occupancy	10,895	10,843	44,937	42,036
FDIC insurance premiums	4,400	6,800	20,200	28,870
Product delivery	6,558	6,306	25,871	23,986
Information technology	16,406	14,129	60,101	53,306
Other expense	12,706	15,880	54,208	65,926
Total non-interest expense	106,993	107,941	427,463	448,272
Gain (loss) on real estate owned, net	(681)	(83)	(627)	304
Income before income taxes	77,623	80,666	289,642	256,056
Income tax provision	17,026	19,526	63,574	56,015
Net income	60,597	61,140	226,068	200,041
Dividends on preferred stock	3,656	3,656	14,625	14,625
Net income available to common shareholders	$56,941	$57,484	$211,443	$185,416

PER SHARE DATA
Basic earnings per common share	$0.73	$0.71	$2.64	$2.50
Diluted earnings per common share	0.72	0.71	2.63	2.50
Cash dividends per common share	0.27	0.26	1.07	1.03
Basic weighted average shares outstanding	78,509,472	81,208,683	80,184,395	74,244,323
Diluted weighted average shares outstanding	78,573,457	81,353,644	80,255,189	74,290,568
PERFORMANCE RATIOS
Return on average assets	0.91%	0.87%	0.84%	0.76%
Return on average common equity	8.36%	8.53%	7.75%	7.55%

Quarterly Earnings Release Q4 2025	6

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
	(In thousands, except share and ratio data)
INTEREST INCOME
Loans receivable	$271,787	$279,476	$282,077	$286,597	$308,598
Mortgage-backed securities	32,953	27,855	23,926	18,337	18,088
Investment securities and cash equivalents	21,794	24,383	30,081	40,183	47,411
	326,534	331,714	336,084	345,117	374,097
INTEREST EXPENSE
Customer accounts	143,874	146,735	151,948	162,150	165,240
Borrowings, senior debt and junior subordinated debentures	12,754	16,991	23,226	27,536	36,045
	156,628	163,726	175,174	189,686	201,285
Net interest income	169,906	167,988	160,910	155,431	172,812
Provision for credit losses	3,000	2,000	2,750	—	—
Net interest income after provision	166,906	165,988	158,160	155,431	172,812
NON-INTEREST INCOME
Gain on sale of investment securities	—	—	—	20	91
Gain on termination of hedging derivatives	32	56	65	5	72
Loan fee income	2,081	1,650	1,812	1,345	757
Deposit fee income	7,959	7,588	7,057	7,046	7,047
Other income	8,319	8,979	9,947	7,286	7,911
Total non-interest income	18,391	18,273	18,881	15,702	15,878
NON-INTEREST EXPENSE
Compensation and benefits	56,028	53,481	52,710	59,927	53,983
Occupancy	10,895	11,755	11,499	10,788	10,843
FDIC insurance premiums	4,400	5,150	5,800	4,850	6,800
Product delivery	6,558	6,621	6,907	5,785	6,306
Information technology	16,406	15,022	14,481	14,192	14,129
Other expense	12,706	12,298	13,435	15,769	15,880
Total non-interest expense	106,993	104,327	104,832	111,311	107,941
Gain (loss) on real estate owned, net	(681)	(176)	(199)	429	(83)
Income before income taxes	77,623	79,758	72,010	60,251	80,666
Income tax provision	17,026	17,806	15,758	12,984	19,526
Net income	60,597	61,952	56,252	47,267	61,140
Dividends on preferred stock	3,656	3,656	3,656	3,656	3,656
Net income available to common shareholders	$56,941	$58,296	$52,596	$43,611	$57,484

Quarterly Earnings Release Q4 2025	7

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
	(In thousands, except share and ratio data)
PER SHARE DATA
Basic earnings per common share	$0.73	$0.73	$0.65	$0.54	$0.71
Diluted earnings per common share	0.72	0.73	0.65	0.54	0.71
Cash dividends per common share	0.27	0.27	0.27	0.26	0.26
Basic weighted average shares outstanding	78,509,472	79,888,520	81,061,206	81,294,227	81,208,683
Diluted weighted average shares outstanding	78,573,457	79,907,672	81,105,536	81,401,599	81,353,644
PERFORMANCE RATIOS
Return on average assets	0.91%	0.92%	0.82%	0.69%	0.87%
Return on average common equity	8.36	8.54	7.68	6.42	8.53
Net interest margin	2.71	2.69	2.55	2.39	2.62
Efficiency ratio	56.82	56.01	58.31	65.04	57.21

Quarterly Earnings Release Q4 2025	8

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

Non-GAAP Financial Measures
The Company has presented certain non-GAAP measures within this document to remove the effect of certain income and expenses to provide investors with information useful in understanding our financial performance. The Company considers these items to be non-operating in nature as they are items that management does not consider indicative of the Company's on-going financial performance. We believe that the tables presented reflect our on-going performance in the periods presented and, accordingly, are useful to consider in addition to our GAAP financial results. These measures should not be considered a substitution for GAAP basis disclosures.
Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way they are calculated herein. Because of this, our non-GAAP financial measures may not be comparable to similar measures used by others. We caution investors not to place undue reliance on such measures. See the following unaudited tables for reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.

Tangible Measures	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
	(Unaudited - In thousands, except for share and ratio data)
Shareholders' equity - GAAP	$3,039,575	$3,014,325	$3,032,620	$3,021,636	$3,000,300
Less intangible assets - GAAP	442,093	444,291	446,660	449,213	448,425
Tangible shareholders' equity	$2,597,482	$2,570,034	$2,585,960	$2,572,423	$2,551,875
Less preferred stock - GAAP	300,000	300,000	300,000	300,000	300,000
Tangible common shareholders' equity	$2,297,482	$2,270,034	$2,285,960	$2,272,423	$2,251,875

Total assets - GAAP	$26,699,699	$26,731,915	$27,644,637	$27,684,454	$28,060,330
Less intangible assets - GAAP	442,093	444,291	446,660	449,213	448,425
Tangible assets	$26,257,606	$26,287,624	$27,197,977	$27,235,241	$27,611,905

Tangible Metrics
Common shares outstanding - GAAP	78,186,520	79,130,276	80,758,674	81,373,760	81,220,269
Tangible common equity per share	$29.38	$28.69	$28.31	$27.93	$27.73
Tangible equity to tangible assets	9.89%	9.78%	9.51%	9.45%	9.24%

Quarterly Earnings Release Q4 2025	9

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

	Three Months Ended
Average Tangible Measures	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
	(Unaudited - In thousands, except for ratio data)
Average shareholders' equity - GAAP	$3,023,098	$3,030,745	$3,039,021	$3,015,197	$2,996,093
Less average preferred stock - GAAP	300,000	300,000	300,000	300,000	300,000
Less average intangible assets - GAAP	443,382	445,733	448,272	447,754	451,204
Average tangible common equity	$2,279,716	$2,285,012	$2,290,749	$2,267,443	$2,244,889

Average Assets - GAAP	$26,540,782	$26,813,500	$27,371,320	$27,504,576	$28,000,482
Less average intangible assets - GAAP	443,382	445,733	448,272	447,754	451,204
Average tangible assets	$26,097,400	$26,367,767	$26,923,048	$27,056,822	$27,549,278

Average Tangible Metrics
Net income - GAAP	60,597	61,952	56,252	47,267	61,140
Net income available to common shareholders - GAAP	56,941	58,296	52,596	43,611	57,484
Return on tangible common equity	9.99%	10.20%	9.18%	7.69%	10.24%
Return on tangible assets	0.93%	0.94%	0.84%	0.70%	0.89%

Quarterly Earnings Release Q4 2025	10

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

	Three Months Ended
Net Income Adjusted for Acquisition Expenses and Other Non-Operating Items	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
	(Unaudited - In thousands, except for share and ratio data)
Interest income
LBC Hedge Valuation Adj	$—	$—	$—	$3,933	$—

Non-interest income adjustments
Distribution received on LBC equity method investment	$(251)	$(255)	$(257)	$(279)	$(288)
(Gain)Loss on WaFd Bank equity method investment	(815)	304	(155)	48	(896)
Total non-interest income adjustments	$(1,066)	$49	$(412)	$(231)	$(1,184)

Non-interest expense adjustments
Acquisition-related expenses	$—	$—	$—	$239	$(1,602)
Non-operating expenses:
Restructuring Charges	—	—	—	5,390	—
FDIC Special Assessment	—	—	—	—	(216)
Legal and Compliance Accruals	—	—	—	—	(182)
	—	—	—	5,390	(398)
Total non-interest expense adjustments	$—	$—	$—	$5,629	$(2,000)

Net Income - GAAP	$60,597	$61,952	$56,252	$47,267	$61,140
Interest income adjustments	—	—	—	3,933	—
Non-interest income adjustments	(1,066)	49	(412)	(231)	(1,184)
Non-interest expense adjustments	—	—	—	5,629	(2,000)
REO adjustments	681	176	199	(429)	83
Income tax adjustment	84	(50)	47	(1,918)	751
Net Income - non-GAAP	$60,296	$62,127	$56,086	$54,251	$58,790

Dividend on preferred stock	3,656	3,656	3,656	3,656	3,656
Net Income available to common shareholders - non-GAAP	$56,640	$58,471	$52,430	$50,595	$55,134

Basic weighted average number of shares outstanding - GAAP	78,509,472	79,888,520	81,061,206	81,294,227	81,208,683
Diluted weighted average number of shares outstanding - GAAP	78,573,457	79,907,672	81,105,536	81,401,599	81,353,644

Basic EPS - non-GAAP	$0.72	$0.73	$0.65	$0.62	$0.68
Diluted EPS - non-GAAP	0.72	0.73	0.65	0.62	0.68

Quarterly Earnings Release Q4 2025	11

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

	Three Months Ended
Adjusted Efficiency Ratio	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
	(Unaudited - In thousands, except for ratio data)
Efficiency ratio - GAAP	56.8%	56.0%	58.3%	65.0%	57.2%

Net interest income - GAAP	$169,906	$167,988	$160,910	$155,431	$172,812
Total interest income adjustments	—	—	—	3,933	—
Net interest income - non-GAAP	$169,906	$167,988	$160,910	$159,364	$172,812

Non-interest expense - GAAP	$106,993	$104,327	$104,832	$111,311	$107,941
Less merger related expenses	—	—	—	239	(1,602)
Less non-operating expenses	—	—	—	5,390	(398)
Non-interest Expenses - non-GAAP	$106,993	$104,327	$104,832	$105,682	$109,941

Non-interest income - GAAP	$18,391	$18,273	$18,881	$15,702	$15,878
Total other income adjustments	(1,066)	49	(412)	(231)	(1,184)
Non-interest income - non-GAAP	$17,325	$18,322	$18,469	$15,471	$14,694

Net Interest Income - non-GAAP	$169,906	$167,988	$160,910	$159,364	$172,812
Non-interest income - non-GAAP	17,325	18,322	18,469	15,471	14,694
Total Income - non-GAAP	$187,231	$186,310	$179,379	$174,835	$187,506

Adjusted Efficiency Ratio	57.1%	56.0%	58.4%	60.4%	58.6%

Quarterly Earnings Release Q4 2025	12

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

	Three Months Ended
Adjusted ROA and ROE	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
	(Unaudited - In thousands, except for ratio data)
Reported:
Net Income - GAAP	$60,597	$61,952	$56,252	$47,267	$61,140
Net income available to common shareholders - GAAP	$56,941	$58,296	$52,596	$43,611	$57,484

Average Assets	26,540,782	26,813,500	27,371,320	27,504,576	28,000,482
Return on Assets	0.91%	0.92%	0.82%	0.69%	0.87%

Average Common Equity	$2,723,098	$2,730,745	$2,739,021	$2,715,197	$2,696,093
Return on common equity	8.36%	8.54%	7.68%	6.42%	8.53%

Adjusted:
Net Income - non-GAAP	$60,296	$62,127	$56,086	$54,251	$58,790
Net income available to common shareholders - non-GAAP	$56,640	$58,471	$52,430	$50,595	$55,134

Average Assets	26,540,782	26,813,500	27,371,320	27,504,576	28,000,482
Adjusted Return on Assets	0.91%	0.93%	0.82%	0.79%	0.84%

Average Common Equity	2,723,098	2,730,745	2,739,021	2,715,197	2,696,093
Adjusted Return on common equity	8.32%	8.56%	7.66%	7.45%	8.18%

Quarterly Earnings Release Q4 2025	13

Important Cautionary Statements
The foregoing information should be read in conjunction with the financial statements, notes and other information contained in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
This press release contains statements about the Company’s future that are not statements of historical or current fact. These statements are “forward-looking statements” for purposes of applicable securities laws and are based on current information and/or management's good faith belief as to future events. Words such as “expects,” “anticipates,” “believes,” “estimates,” “intends,” “forecasts,” “may,” “potential,” “projects,” and other similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could” are intended to help identify such forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes any such statements are based on reasonable assumptions, forward-looking statements should not be read as a guarantee of future performance, and you are cautioned not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statement.
By their nature, forward-looking statements involve inherent risk and uncertainties including the following risks and uncertainties, and those risks and uncertainties more fully discussed under “Risk Factors” in the Company’s September 30, 2024 10-K and Quarterly Reports on Form 10-Q, which could cause actual performance to differ materially from that anticipated by any forward-looking statements. Forward-looking statements relating to our financial condition or operations are subject to risks and uncertainties related to (i) fluctuations in interest rate risk and market interest rates, including the effect on our net interest income and net interest margin; (ii) current and future economic conditions, including the effects of declines in the real estate market, tariffs, high unemployment rates, inflationary pressures, a potential recession, the monetary policies of the Federal Reserve, and slowdowns in economic growth either nationally or locally in some or all of the areas in which we conduct business; (iii) financial stress on borrowers (consumers and businesses) as a result of higher interest rates or an uncertain economic environment; (iv) changes in deposit flows or loan demands; (v) our ability to identify and address cyber-security risks, including security breaches, "denial of service attacks," "hacking" and identity theft; (vi) the Company's exit from the mortgage lending business; (vii) the effects of natural or man-made disasters, calamities, or conflicts, including terrorist events and pandemics (such as the COVID-19 pandemic) and the resulting governmental and societal responses; (viii) the results of examinations by regulatory authorities, including a "Needs to Improve" CRA rating, which may impose restrictions or penalties on the Company's activities; (ix) expectations regarding key growth initiatives and strategic priorities; (x) global economic trends, including developments related to Ukraine and Russia, and the evolving conflict in the Middle East, and related negative financial impacts on our borrowers; (xi) litigation risks resulting in significant expenses, losses and reputational damage; (xii) the impact of bank failures or adverse developments at other banks and related negative press about regional banks and the banking industry in general; and (xiii) other economic, competitive, governmental, environmental, regulatory, and technological factors affecting our operations, pricing, products and services.
# # #
CONTACT:
WaFd, Inc.
425 Pike Street, Seattle, WA 98101
Brad Goode, SVP, Chief Marketing Officer
206-626-8178
brad.goode@wafd.com

Quarterly Earnings Release Q4 2025	14